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                                                                    EXHIBIT 99.1

                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                       JUNE 30, 2004 AND DECEMBER 31, 2003

                                                                                  JUN 30            DEC 31
                                                                                   2004              2003
                                                                                 ---------          --------
                                                                                       ($000 Omitted)
Investments, at market, partially restricted:
   Short-term investments                                                          171,307           153,322
   U. S. Treasury and agency obligations                                            29,732            28,795
   Municipal bonds                                                                 184,893           187,205
   Foreign                                                                          61,541            56,125
   Mortgage-backed securities                                                          420               723
   Corporate bonds                                                                 141,713           145,273
   Equity securities                                                                17,075            16,335
                                                                                 ---------          --------

      TOTAL INVESTMENTS                                                            606,681           587,778
                                                                                 =========          ========

NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.